UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 12, 2004

IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 St. Clair Avenue West
Toronto, Ont., Canada	M5W 1K3

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 567-3776

(Former name or former address, if changed since last report)

ITEM 10.   Amendments to the Registrant’s Code of Ethics or Waiver of a Provision of the Code of Ethics.

     The registrant has replaced, effective August 10, 2004, its code of ethics and conflict of interest guidelines with a code of ethics and business conduct that applies to all employees. The revision consists of concise statements of the registrant’s code of ethics consisting of its ethics policy, conflicts of interest policy, corporate assets policy, directorships policy and procedures and open door communication.

     The procedures and open door communication was added to describe how employees may report suspected violations of the law, company policies or internal controls, as well as how employees may make confidential complaints without identifying themselves.

     The revisions deleted previous commentary and guidelines relating to the aforementioned policies and also deleted the discussion relating to Canadian competition law. While there have been no substantive changes to the company’s policies set out in the code, the revised code is a more succinct statement of the company’s policies directly related to ethics and business conduct.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED
Date: August 12, 2004	By:	/s/ Brian W. Livingston
		Name:	Brian W. Livingston
		Title:	Vice-President, General Counsel and Corporate Secretary

Date: August 12, 2004	By:	/s/ Marilyn Henderson
		Name:	Marilyn Henderson
		Title:	Assistant Secretary